UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  July 2, 2009

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road Tyngsboro, Massachusetts 01879 (Address of Principal Executive Offices) (Zip Code)

(978) 694-9121 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 8.01  Other Events.

On July 2, 2009, Beacon Power Corporation (the “Company” or “Beacon”) announced that it received a conditional commitment from the U.S. Department of Energy (the “DOE”) for a loan guarantee of approximately $43 million. The DOE’s offer outlines terms for a loan that would finance more than 60% of Beacon’s planned 20-megawatt (MW) flywheel-based energy storage plant to be located in Stephentown, New York.

The loan, which would be funded by the U.S. Treasury’s Federal Financing Bank, is expected to provide debt financing for 62.5%, or $43 million, of the estimated $69 million total project cost. Approximately $50 million of this total cost is direct equipment and facility costs. Beacon’s equity contribution of roughly $26 million will be provided by a combination of cash, in-kind assets, and other eligible project costs. The Company is currently exploring funding options to cover its equity contribution.

The closing of the loan is subject to the execution of a Loan Guarantee Agreement, under which a number of additional conditions will need to be met and ancillary agreements negotiated and signed.  For example, one of the conditions is the payment of the credit subsidy cost, representing the net present value of the Government’s estimated cost of providing the loan guarantee.  This may be a material amount.  Beacon has taken steps to obtain funding from the government for the credit subsidy cost, and believes that funding has been authorized by the American Recovery and Reinvestment Act of 2009.  Beacon has received a letter from the DOE confirming that the project may qualify for such funding if physical construction commences no later than September 30, 2011 and if laborers and mechanics employed in performing the project are paid in accordance with the Davis-Bacon Act.  However, if such government funds cannot be obtained, Beacon will be required to pay the credit subsidy cost itself and to raise additional funding to cover that amount.  There is no guarantee that the government will pay the credit subsidy cost, or if necessary, that Beacon can raise additional funding on reasonable terms, or at all, to cover that amount.

The closing of this loan, and the closing of all such loans to all borrowers under the loan guarantee program, is also subject to the Secretary of the Department of Energy's right of termination of the conditional commitment for any reason at any time before the execution of the Loan Guarantee Agreement pursuant to the regulations which implement the loan guarantee program.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  Forward-looking statements can generally be identified by our use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “opportunity,” “plans,” “potential,” “predicts,” or “will,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements.  These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Our beliefs and assumptions could prove incorrect. New risks and uncertainties emerge from time to time, and it is not possible for us to predict which factors will arise or how they may affect us.

These and other factors, including those factors set forth under “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf. You should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: July 2, 2009	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer